FAX (303) 623-4258

621 SEVENTEENTH STREET SUITE 1550 DENVER, COLORADO 80293 TELEPHONE (303) 623-9147

Consent of Ryder Scott Company, L.P.

Samson Oil & Gas Limited

Level 16, AMP Building

140 St. Georges Terrace

Perth, Western Australia 6000

Ladies and Gentlemen:

We hereby consent to the use of the name Ryder Scott Company, to the inclusion of our Letter Report dated September 6, 2013, as attached as Exhibit 99 to the Annual Report on Form 10-K for the year ended June 30, 2013 of Samson Oil and Gas Limited, and to the inclusion of information taken from the reserve reports prepared by us relating to the estimated quantities of Samson Oil & Gas Limited’s proved reserves of oil and gas for the years ended June 30, 2013, June 30, 2012 and June 30, 2011 in this Form 10-K. We also consent to the incorporation by reference of information from our reports in Samson’s Registration Statements on Form S-3 (No. 333-183327) and Form S-8 (No. 333-173647) and related prospectuses.

Very truly yours,

RYDER SCOTT COMPANY, L.P.

Denver, Colorado

September 16, 2013